TSYS(SM)[LOGO]    News Release
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Contacts:
Eric S. Bruner           James B. Lipham                    Leo S. Berard
Media Relations          Chief Financial Officer            Investor Relations
706+644.8457             706+649.2262                       706+644.6081

   TSYS to Process Student Financial Aid for the U.S. Department of Education TSYS Expands Outside Traditional Card Processing to Manage Data for Title IV
                                    Funding

Columbus, Ga., April 30, 2002 -- TSYS steps outside its traditional card-processing business by entering into a five-year agreement with Accenture, valued in excess of $120 million, to process postsecondary student grant- and loan-funding for the U.S. Department of Education. As part of the arrangement with Accenture, the prime contractor to the U.S. Office of Federal Student Aid
(FSA), TSYS also developed a central Web site, making federal financial aid delivery to students across the nation easier and more efficient. TSYS began processing all new originations for the Department of Education on April 26, 2002. The agreement also involves converting all existing student records currently residing on two legacy systems to TSYS' new stand-alone platform during several phases. The first conversion phase is scheduled to begin in December 2002, with an estimated 4 million records.

          "This agreement signifies a tremendous opportunity for TSYS as we continue to diversify our business outside the traditional credit-card market," said Richard W. Ussery, chairman of the board and CEO for TSYS. "We recently disclosed that we were nearing a major decision point with a prospective, nontraditional customer whose revenues were included in our 2002 forecast. That prospect was the U.S. Department of Education, and TSYS is pleased to now play a critical role in delivering federal financial aid to our nation's students."

         The new, stand-alone system, developed by TSYS for the Department of Education, allows the Department of Education and schools across the nation to create and manage originations, administer school information, complete abbreviated credit checks and confirm the account status. Additionally, the new Web site streamlines the process for incoming originations and disbursements for Title IV funding such as Pell Grants, and Direct and PLUS loans, by providing a central storage area for all accounts.

         "TSYS' proven technology, superior customer service and willingness to work with us to build this new platform were all contributing factors in our decision to partner with them," said Steven R. Shane, Partner, Accenture. "TSYS' new platform gives the Department of Education common capabilities across all of its financial aid programs, increased Web ability and significant improvement in efficiencies."

         The Department of Education provides more than $50 billion in financial aid a year -- about 70 percent of all student aid -- to help millions of students and families pay for postsecondary education. This agreement expands TSYS ability to manage other financially sensitive data and process information beyond its traditional niche of card processing. It also builds upon an existing relationship with the federal government. TSYS is the only processor for the federal government's "Smart Pay" program, which enables federal employees of various governmental agencies to use credit cards for business-related expenses such as travel, entertainment and purchasing.

About Accenture

         Accenture is the world's leading management and technology consulting organization. Through its network of businesses approach -- in which the company enhances its consulting and outsourcing expertise through alliances, ventures and other capabilities -- Accenture delivers innovations that help clients across all industries quickly realize their visions. With more than 75,000 people in 46 countries, the

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TSYS to Process Student Financial Aid for the U.S. Department of Education/p.2

company generated net revenues of $11.44 billion for the fiscal year ended Aug. 31, 2001. Its home page is http://www.accenture.com.
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About TSYS

         TSYS (NYSE: "TSS") (www.tsys.com) brings integrity and innovation to the world of electronic payments. TSYS serves as the integral link between buyers and sellers in the rapidly evolving universe of electronic payments. With more than 229 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, stored value, commercial, smart and retail cards any time, anywhere through any medium or portal. TSYS and its family of companies offer a full range of acquiring and issuing services from accepting and settling electronic payments for goods and services to credit applications, bankruptcy and collections. Based in Columbus, Ga., TSYS serves companies in 23 countries, 14 currencies and four languages. TSYS maintains operations in Canada, Mexico, Japan, and Europe and is an 81.1-percent-owned subsidiary of Synovus (NYSE: "SNV") (www.synovus.com ), No. 5 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2002.

         On Thursday, May 2, at 7:40 a.m. EDT, TSYS Chairman of the Board and CEO Richard W. Ussery will appear on Morning Call on Bloomberg with anchor Dylan Ratigan to discuss the company's financial performance. The interview will be rebroadcast later in the day on the company's Web site, www.tsys.com. For more information, contact news@tsys.com.

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in net income for the year 2002, and the assumptions underlying such statements, including, with respect to TSYS' expected increase in net income; TSYS' expected internal growth rate for existing portfolios; an aggressive focus on expense control and productivity improvement; the successful implementation and market acceptance of new product offerings; expected increases in the number of accounts on file; expected increases in revenues; and expected increases in revenues attributable to international clients. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. The factors include, but are not limited to, adverse developments with respect to TSYS' sub-prime clients; lower than anticipated internal growth rates for TSYS' existing customers; TSYS' inability to control expenses and increase market share; TSYS' inability to successfully bring new products to market, including, but not limited to, stored-value products, e-commerce products, loan processing products and other processing services; the inability of TSYS to grow its business through acquisitions; adverse developments with respect to entering into contracts with new clients and retaining current clients; TSYS' inability to increase the revenues derived from international sources; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce; adverse developments with respect to the successful conversion of clients; the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union; adverse developments with respect to the credit card industry in general; TSYS' inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that would impact TSYS' or its major customers' operating facilities, communications systems and technology, or that has a material negative impact on current economic conditions or levels of consumer spending; generated by sub-prime lending clients being less than anticipated; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in the attached press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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